As filed with the Securities and Exchange Commission on December 4, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

EATON VANCE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-2718215
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

Two International Place
Boston, Massachusetts 02110

(Address of principal executive offices)

_____________________________

Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 2

(Full Title of the Plan)
_____________________________

Frederick S. Marius
Deputy Chief Legal Officer
Eaton Vance Corp.
Two International Place
Boston, MA 02110
(Name and Address of Agent for Service)

(617) 482-8260
(Telephone Number, Including Area Code, of Agent For Service)

_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-
accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer : ☒	Accelerated filer ☐

Non accelerated filer …	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum Proposed Maximum		Amount
Title Of Securities	Amount To Be	Offering Price	Aggregate	Of
To Be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Non-Voting Common Stock, par value	2,500,000	$29.68	$74,200,000	$4,140.36
$0.00390625 per share

(1)	This Registration Statement covers 2,500,000 shares of the Registrant’s non-voting common stock, par value $0.00390625 per share (the
“Non-Voting Common Stock”) available for issuance under the Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 2.
This Registration Statement shall also cover any additional shares of Non-Voting Common Stock of the Registrant that become issuable under the Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 2 by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Non-Voting Common
Stock of the Registrant.

(2)	Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) of the Securities Act of 1933, as
amended. The fee is calculated on the basis of the average of the high and low trading prices of the Registrant’s common stock as reported on the New York Stock Exchange as of a date (November 30, 2009) within five business days prior to the filing of this
Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 have previously been, or will be, sent or given to Participants in the Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 2 as specified by Rule 428(b) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Eaton Vance Corp., a Maryland corporation (the “Registrant”), with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2009, filed with the
Commission on September 4, 2009;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2009, filed with the
Commission on June 5, 2009;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2009, filed with the
Commission on March 10, 2009;

(d)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, filed with the
Commission on December 19, 2008;

(e)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 12, 2009, January 12,
2009(Form 8-K/A), January 21, 2009, February 25, 2009, April 16, 2009, April 23, 2009, May 21, 2009,
July 23, 2009, August 19, 2009, October 15, 2009, October 29, 2009 and November 24, 2009; and

(f)	the description of the Registrant’s non-voting common stock, par value $0.00390625 per share (the “Non-
Voting Common Stock”) contained in the Registrant’s Registration Statement on Form S-3 filed under
Section 12(b) of the Exchange Act, filed on September 25, 2007, including all amendments and reports updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 2 meeting the requirement of Section 10(a) of the Securities Act.

Item 4.   Description of Securities

              The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except: (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (c) with respect to certain other actions not applicable to the Registrant.

     The Maryland General Corporation Law also provides for permissive and mandatory indemnification by a Maryland corporation of its directors and officers that are made party to any proceeding by reason of service in that capacity. Under those provisions, indemnification is mandated for the reasonable expenses incurred by a director or officer in connection with such a proceeding if: (a) the director or officer has been successful, on the merits or otherwise, in the defense of the proceeding or in the defense of any claim, issue or matter in the proceeding; or (b) upon application by the officer or director, a court of appropriate jurisdiction determines that such indemnification is appropriate and orders that it be made. Indemnification is permitted for such expenses and for any judgments, penalties, fines or settlements actually incurred by a director or officer in connection with the proceeding unless: (a) the corporation's charter or bylaws, or a resolution of the corporation's board of directors or a board-approved agreement of the corporation otherwise provides; (b) it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful; or (c) the proceeding is one that was brought by the director or officer against the corporation (other than a proceeding brought to enforce indemnification) unless the corporation's charter or bylaws, or a resolution of the corporation's board of directors or a board-approved agreement of the corporation otherwise provides.

     The Maryland General Corporation Law also permits Maryland corporations to advance payments of reasonable expenses incurred by a director or officer in such a proceeding (other than one described in clause (c) of the preceding sentence) if the corporation has received a written affirmation by the director or officer of his or her good faith belief that the standard of conduct necessary for permissive indemnification has been satisfied and the corporation has received a written undertaking by or on behalf of the director or officer to repay the advanced amount if it is ultimately determined that that standard of conduct has not been met. The Maryland General Corporation Law also permits Maryland corporations to purchase and maintain insurance on behalf of directors or officers against any liability asserted against or incurred by them arising out of their positions, irrespective of whether the corporation would have the power to indemnify them for such liabilities.

     Article NINTH, section (8) of our Articles of Incorporation provides that, to the full extent permitted by the laws of Maryland, we shall indemnify any person that (a) is serving as a director or officer of Eaton Vance Corp., (b) any person that has served as an officer or director of Eaton Vance Corp., and (c) any person who at our request is serving or has served as a director, officer, trustee, partner, employee, agent or other representative of another corporation, joint stock company, syndicate, association, firm, trust, partnership or other entity, against all liabilities and expenses, including without limitation attorneys' fees and judgments, penalties, fines and amounts paid in settlement, reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or other proceeding, whether civil, criminal, administrative, investigative or legislative, in which such person may be involved or with which such person may be threatened by reason of serving or having served in such position.

     Indemnification requires a determination made in accordance with applicable statutory standards by the Board of Directors or by independent legal counsel (who may be regular counsel to the Registrant) or by the holders of not less than a majority of the total number of shares of our Common Stock then outstanding.

     Article NINTH, section (8) of our Articles of Incorporation provides that the indemnification right provided therein is not exclusive of and will not otherwise affect any other rights to which such person may be entitled (whether under any law, by-law, agreement, director vote, stockholder vote or otherwise), shall inure to the benefit of such person's heirs, executors, administrators and personal representatives, and shall continue as to a person who has ceased to serve in such position.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit No.	Description

4.1	Registrant’s Amended Articles of Incorporation has been filed as Exhibit 3.1 to the Registrant’s registration statement on Form 8-B, dated February 4, 1981, filed pursuant to Section 12(b) or
(g) of the Securities Exchange Act of 1934, as a amended (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.2	Registrant’s Articles of Amendment effective at the close of business on April 18, 1983, has been filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K as amended on Form
10-K/A for the fiscal year ended October 31, 2006 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.3	Registrant’s Articles of Amendment effective at the close of business on November 22, 1983,
1983, has been filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the
fiscal year ended October 31, 1983 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.4	Registrant’s Articles of Amendment effective at the close of business on February 25, 1986, has been filed as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 1986 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.5	Registrant’s Articles of Amendment effective at the close of business on November 11, 1992, has been filed as Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K as amended on
Form 10-K/A for the fiscal year ended October 31, 2006 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.6	Registrant’s Articles of Amendment effective at the close of business on May 15, 1997, has been filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.7	Registrant’s Articles of Amendment effective at the close of business on August 14, 1998, has been filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1998 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.8	Registrant’s Articles of Amendment effective at the close of business on November 13, 2000 has been filed as Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2000 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.9	Registrant’s Articles of Amendment effective at the close of business on January 14, 2005 has been filed as Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.10	Registrant’s By-Laws, as amended, has been filed as Exhibit 99.3 to Registrant’s Current
Report on Form 8-K filed January 18, 2006 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

5.1	Opinion of DLA Piper*

10.1	Copy of 2008 Omnibus Incentive Plan Restatement No. 2 as approved by the Eaton Vance
Corp. Board of Directors on October 21, 2009 and the voting shareholders on October 23, 2009 has been filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company on October
29, 2009 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of DLA Piper (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).*

*Filed herewith.

Item 9.   Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)
and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this
Registration Statement.

Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 4th day of December, 2009.

EATON VANCE CORP.

By: /s/ Thomas E. Faust Jr.
Name:	Thomas E. Faust Jr.
Title:	Chairman, Chief Executive Officer and
President

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert J. Whelan as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas E. Faust Jr.	Director, Chairman, Chief Executive Officer	December 4, 2009
Thomas E. Faust Jr.	and President (Principal Executive Officer)

/s/ Robert J. Whelan	Chief Financial Officer (Principal Financial	December 4, 2009
Robert J. Whelan	Officer)

/s/ Laurie G. Hylton	Chief Accounting Officer (Principal	December 4, 2009
Laurie G. Hylton	Accounting Officer)

/s/ Duncan W. Richardson	Director, Executive Vice President and	December 4, 2009
Duncan W. Richardson	Chief Equity Officer

/s/ Ann E. Berman	Director	December 4, 2009
Ann E. Berman

/s/ Leo I. Higdon, Jr.	Director	December 4, 2009
Leo I. Higdon, Jr.

/s/ Dorothy E. Puhy	Director	December 4, 2009
Dorothy E. Puhy

Signature	Title	Date

/s/ Winthrop H. Smith, Jr.	Director	December 4, 2009
Winthrop H. Smith, Jr.

/s/ Richard A. Spillane Jr.	Director	December 4, 2009
Richard A. Spillane Jr.

                                                                                            -9-

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registrant’s Amended Articles of Incorporation has been filed as Exhibit 3.1 to the Registrant’s registration statement on Form 8-B, dated February 4, 1981, filed pursuant to Section 12(b) or
(g) of the Securities Exchange Act of 1934, as a amended (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.2	Registrant’s Articles of Amendment effective at the close of business on April 18, 1983, has been filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K as amended on Form
10-K/A for the fiscal year ended October 31, 2006 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.3	Registrant’s Articles of Amendment effective at the close of business on November 22, 1983,
1983, has been filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the
fiscal year ended October 31, 1983 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.4	Registrant’s Articles of Amendment effective at the close of business on February 25, 1986, has been filed as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 1986 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.5	Registrant’s Articles of Amendment effective at the close of business on November 11, 1992, has been filed as Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K as amended on
Form 10-K/A for the fiscal year ended October 31, 2006 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.6	Registrant’s Articles of Amendment effective at the close of business on May 15, 1997, has been filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.7	Registrant’s Articles of Amendment effective at the close of business on August 14, 1998, has been filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1998 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.8	Registrant’s Articles of Amendment effective at the close of business on November 13, 2000 has been filed as Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2000 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.9	Registrant’s Articles of Amendment effective at the close of business on January 14, 2005 has been filed as Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

4.10	Registrant’s By-Laws, as amended, has been filed as Exhibit 99.3 to Registrant’s Current
Report on Form 8-K filed January 18, 2006 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

5.1	Opinion of DLA Piper*

10.1	Copy of 2008 Omnibus Incentive Plan Restatement No. 2 as approved by the Eaton Vance
Corp. Board of Directors on October 21, 2009 and the voting shareholders on October 23, 2009 has been filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company on October
29, 2009 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of DLA Piper (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).*

* Filed herewith.

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